Exhibit 99.1

Wayfair Announces Second Quarter 2022 Results
Q2 Net Revenue of $3.3 billion
23.6 million Active Customers

BOSTON, MA — August 4, 2022 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its second quarter ended June 30, 2022.
Second Quarter 2022 Financial Highlights
•Total net revenue of $3.3 billion decreased $573 million, down 14.9% year over year
•U.S. net revenue of $2.8 billion decreased $302 million, down 9.7% year over year
•International net revenue of $0.5 billion decreased $271 million, down 35.7% year over year. International Net Revenue Constant Currency Growth was (34.4)%
•Gross profit was $896 million or 27.3% of total net revenue
•Net loss was $378 million and Non-GAAP Adjusted EBITDA was $(108) million
•Diluted loss per share was $3.59
•Non-GAAP Adjusted Diluted Loss per Share was $1.94
•Net cash flows used in operating activities was $115 million and Non-GAAP Free Cash Flow was $(244) million
•Cash, cash equivalents and short-term investments totaled $1.7 billion

“During a difficult macroeconomic environment, we remain squarely focused on our customers and our suppliers, and on making sure Wayfair is their preferred platform for the Home. We are tightly controlling our many levers and steering Wayfair in a financially responsible manner through this period,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair.

“Consumers remain engaged and responsive to the right combination of wide selection, great deals, and satisfying service, while suppliers are leaning in with Wayfair, extending us more product and better wholesale costs, while using more of our service offerings. Simultaneously, we are actively maneuvering Wayfair to generate cash consistently and to control our own destiny. Underpinning this plan is a broad prioritization exercise intended to balance continued investment in long-term growth while ensuring tight day-to-day execution across a range of macro scenarios.”

Other Second Quarter Highlights
•Active customers reached 23.6 million as of June 30, 2022, a decrease of 24.1% year over year
•LTM net revenue per active customer was $537 as of June 30, 2022, an increase of 12.3% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.85 for the second quarter of 2022, compared to 1.96 for the second quarter of 2021
•Orders delivered in the second quarter of 2022 were 10.0 million, a decrease of 28.2% year over year
•Repeat customers placed 78.6% of total orders in the second quarter of 2022, compared to 75.6% in the second quarter of 2021
•Repeat customers placed 7.8 million orders in the second quarter of 2022, a decrease of 25.7% year over year
•Average order value was $330 for the second quarter of 2022, compared to $278 for the second quarter of 2021
•In the second quarter of 2022, 59.0% of total orders delivered were placed via a mobile device, compared to 59.4% in the second quarter of 2021
Key Financial and Operating Metrics

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(in millions, except LTM Net Revenue per Active Customer, Average Order Value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,284	$3,857	$6,277	$7,335
Gross profit	$896	$1,128	$1,699	$2,131
(Loss) income from operations	$(372)	$146	$(682)	$172
Net (loss) income	$(378)	$131	$(697)	$149
(Loss) earnings per share:
Basic	$(3.59)	$1.26	$(6.62)	$1.44
Diluted	$(3.59)	$1.14	$(6.62)	$1.33
Net cash (used in) provided by operating activities	$(115)	$275	$(341)	$452
Key Operating Metrics:
Active customers (1)	24	31	24	31
LTM net revenue per active customer (2)	$537	$478	$537	$478
Orders delivered (3)	10	14	20	29
Average order value (4)	$330	$278	$308	$257
Non-GAAP Financial Measures:
Adjusted EBITDA	$(108)	$311	$(221)	$517
Free Cash Flow	$(244)	$206	$(575)	$319
Adjusted Diluted (Loss) Earnings per Share	$(1.94)	$1.89	$(3.90)	$2.89
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period. The change in active customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the last twelve months. We view the number of active customers as a key indicator of our growth.
(2) LTM net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period. We view LTM net revenue per active customer as a key indicator of our customers' purchasing patterns, including their initial and repeat purchase behavior
(3) Orders delivered represents the total orders delivered in that period, inclusive of orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and as such we estimate delivery dates based on historical data. We recognize net revenue when an order is delivered, and therefore orders delivered, together with average order value, is an indicator of the net revenue we expect to recognize in a given period. We view orders delivered as a key indicator of our growth.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period.         We view average order value as a key indicator of the mix of products on our sites, the mix of offers and promotions and the purchasing behavior of our customers.
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its second quarter 2022 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://bit.ly/3qOzwoJ. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://bit.ly/3AMkeXh and supporting slides will be available at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends at http://investor.wayfair.com.
About Wayfair
Wayfair is the destination for all things home: helping everyone, anywhere create their feeling of home. From expert customer service, to the development of tools that make the shopping process easier, to carrying one of the widest and deepest selections of items for every space, style, and budget, Wayfair gives everyone the power to create spaces that are just right for them.
The Wayfair family of brands includes:
•Wayfair - Everything home — for a space that's all you.
•Joss & Main - The ultimate style edit for home.
•AllModern - All of modern, made simple.
•Birch Lane - A fresh take on the classics.
•Perigold - An undiscovered world of luxury design.
•Wayfair Professional - Just right for Pros.
Wayfair generated $12.6 billion in net revenue for the twelve months ended June 30, 2022. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs approximately 18,000 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Jane Gelfand
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, including our financial outlook and profitability goals, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, including our growth and expansion initiatives, consumer activity and behaviors, including seasonal trends, e-commerce adoption trends, developments in our technology and systems and anticipated results of those developments, the impact of macroeconomic factors, including the novel coronavirus (COVID-19) pandemic and the rise in inflation and interest rates, and our response to such events and , are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Unaudited)

	June 30, 2022	December 31, 2021
	(in millions, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$1,094	$1,706
Short-term investments	644	693
Accounts receivable, net	308	226
Inventories	98	69
Prepaid expenses and other current assets	316	318
Total current assets	2,460	3,012
Operating lease right-of-use assets	876	849
Property and equipment, net	730	674
Other non-current assets	32	35
Total assets	$4,098	$4,570
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,234	$1,166
Other current liabilities	984	1,051
Total current liabilities	2,218	2,217
Long-term debt	3,054	3,052
Operating lease liabilities, net of current	939	892
Other non-current liabilities	32	28
Total liabilities	6,243	6,189
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at June 30, 2022 and December 31, 2021	—	—
Class A common stock, par value $0.001 per share: 500,000,000 shares authorized, 79,850,878 and 79,150,937 shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Class B common stock, par value $0.001 per share: 164,000,000 shares authorized, 25,691,397 and 25,691,761 shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	513	337
Accumulated deficit	(2,646)	(1,949)
Accumulated other comprehensive loss	(12)	(7)
Total stockholders’ deficit	(2,145)	(1,619)
Total liabilities and stockholders’ deficit	$4,098	$4,570

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(in millions, except per share data)
Net revenue	$3,284	$3,857	$6,277	$7,335
Cost of goods sold (1)	2,388	2,729	4,578	5,204
Gross profit	896	1,128	1,699	2,131
Operating expenses:
Customer service and merchant fees (1)	162	145	313	292
Advertising	378	352	714	718
Selling, operations, technology, general and administrative (1)	688	485	1,314	937
Impairment and other charges	40	—	40	12
Total operating expenses	1,268	982	2,381	1,959
(Loss) income from operations	(372)	146	(682)	172
Interest expense, net	(6)	(9)	(14)	(16)
Other income (expense), net	1	(2)	1	(5)
(Loss) income before income taxes	(377)	135	(695)	151
Provision for income taxes, net	1	4	2	2
Net (loss) income	$(378)	$131	$(697)	$149
(Loss) earnings per share:
Basic	$(3.59)	$1.26	$(6.62)	$1.44
Diluted	$(3.59)	$1.14	$(6.62)	$1.33
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	105	104	105	103
Diluted	105	122	105	119

(1) Includes equity-based compensation and related taxes as follows:

Cost of goods sold	$3	$3	$6	$6
Customer service and merchant fees	9	6	17	12
Selling, operations, technology, general and administrative	121	78	222	156
	$133	$87	$245	$174

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2022	2021
	(in millions)
Cash flows from operating activities:
Net (loss) income	$(697)	$149
Adjustments used to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	176	158
Equity-based compensation	233	154
Amortization of discount and issuance costs on convertible notes	4	4
Impairment and other charges	40	12
Other non-cash adjustments	32	—
Changes in operating assets and liabilities:
Accounts receivable, net	(86)	(20)
Inventories	(29)	(7)
Prepaid expenses and other current assets	4	(52)
Other assets	—	(4)
Accounts payable and other current liabilities	(18)	57
Other liabilities	—	1
Net cash (used in) provided by operating activities	(341)	452

Cash flows from investing activities:
Purchase of short- and long-term investments	(402)	(613)
Sale and maturities of short- and long-term investments	447	550
Purchase of property and equipment	(93)	(49)
Site and software development costs	(141)	(84)
Net cash used in investing activities	(189)	(196)

Cash flows from financing activities:
Repurchase of common stock	(75)	(300)
Net cash used in financing activities	(75)	(300)
Effect of exchange rate changes on cash and cash equivalents	(7)	(7)
Net decrease in cash and cash equivalents	(612)	(51)

Cash and cash equivalents:
Beginning of period	1,706	2,129
End of period	$1,094	$2,078

Non-GAAP Financial Measures
To supplement our unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow, Adjusted Diluted (Loss) Earnings per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Net Revenue Constant Currency Growth is a non-GAAP financial measure that is calculated by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We believe Net Revenue Constant Currency Growth is an important indicator of our business performance, as it provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
Adjusted EBITDA is a non-GAAP financial measure that is calculated as net (loss) income before depreciation and amortization, equity-based compensation and related taxes, interest expense, net, other income (expense), net, provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA in this earnings release because it is a key measure used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Adjusted Diluted (Loss) Earnings per Share is a non-GAAP financial measure that is calculated as net (loss) income plus equity-based compensation and related taxes, provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted (loss) earnings per share. We believe that these adjustments to our adjusted diluted net income before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash flows from or for operating activities less net cash flows used to purchase property and equipment and site and software development costs (collectively, "Capital Expenditures"). We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net (loss) income. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net (loss) income because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following tables present net revenues attributable to our reportable segments for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in millions)
U.S. net revenue	$2,796	$3,098	$5,338	$5,919
International net revenue	488	759	939	1,416
Total net revenue	$3,284	$3,857	$6,277	$7,335
The following table reflects the reconciliation of net (loss) income to Adjusted EBITDA for each of the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(in millions)
Reconciliation of Adjusted EBITDA
Net (loss) income	$(378)	$131	$(697)	$149
Depreciation and amortization	91	77	176	158
Equity-based compensation and related taxes	133	88	245	175
Interest expense, net	6	9	14	16
Other (income) expense, net	(1)	2	(1)	5
Provision for income taxes, net	1	4	2	2
Other (1)	40	—	40	12
Adjusted EBITDA	$(108)	$311	$(221)	$517
(1) In the second quarter of 2022, we recorded $40 million of lease impairment and other charges related to changes in market conditions around future sublease income for one of our office locations in the U.S. In the six months ended June 30, 2021, we recorded $12 million of customer service center impairment and other charges related to our plan to consolidate customer service centers.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net (loss) income to Adjusted EBITDA is presented in the preceding table:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(in millions)
Segment Adjusted EBITDA:
U.S.	$(28)	$323	$(58)	$550
International	(80)	(12)	(163)	(33)
Adjusted EBITDA	$(108)	$311	$(221)	$517

A reconciliation of the numerator and denominator for diluted (loss) earnings per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted (Loss) Earnings per Share, in order to calculate Adjusted Diluted (Loss) Earnings per Share is as follows:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(in millions, except per share data)
Numerator:
Net (loss) income	$(378)	$131	$(697)	$149
Effect of dilutive securities:
Interest expense associated with convertible debt instruments	—	9	—	9
Numerator for diluted EPS - net (loss) income available to common stockholders after the effect of dilutive securities	(378)	140	(697)	158
Adjustments to net (loss) income:
Interest expense associated with convertible debt instruments	—	—	—	6
Equity-based compensation and related taxes	133	88	245	175
Provision for income taxes, net	1	4	2	2
Other	40	—	40	12
Numerator for Adjusted Diluted EPS - Adjusted net income	$(204)	$232	$(410)	$353
Denominator:
Denominator for basic EPS - weighted-average number of shares of common stock outstanding	105	104	105	103
Effect of dilutive securities:
Restricted stock units	—	3	—	4
Convertible debt instruments	—	15	—	12
Dilutive potential common shares	—	18	—	16
Denominator for diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	105	122	105	119
Adjustments to effect of dilutive securities:
Convertible debt instruments	—	—	—	3
Denominator for Adjusted Diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	105	122	105	122
Diluted (Loss) Earnings per Share	$(3.59)	$1.14	$(6.62)	$1.33
Adjusted Diluted (Loss) Earnings per Share	$(1.94)	$1.89	$(3.90)	$2.89

The following table presents a reconciliation of net cash (used in) provided by operating activities to Free Cash Flow for each of the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(in millions)
Net cash (used in) provided by operating activities	$(115)	$275	$(341)	$452
Purchase of property and equipment	(53)	(25)	(93)	(49)
Site and software development costs	(76)	(44)	(141)	(84)
Free Cash Flow	$(244)	$206	$(575)	$319